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                                                                   EXHIBIT 10F


                  NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN
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       RESOLVED, that immediately after the earlier of (i) [June 12, 1995], or
(ii) August 1, 1995, and on January 1, of each year thereafter, each non-employee Director of the Company ("Director") shall be automatically granted $10,000 worth of Common Shares, without par value, of the Company ("Voting Shares") subject to the transfer restrictions and risk of forfeiture hereinafter described ("Restricted Shares").

       RESOLVED, that the value of Voting Shares for the purposes hereof shall be equal to the last reported trading price for the Voting Shares, and if no price has been reported within the 30 days before any award, the value shall be equal to the last reported trading price of the Class A Common Shares.

       RESOLVED, that the aggregate number of Voting Shares that may be awarded as Restricted Shares and released from substantial risk of forfeiture shall not exceed 100,000 Voting Shares, which may be shares of original issuance or treasury share or a combination.

       RESOLVED, that Restricted Shares held by a Director may not be sold or otherwise disposed of until, and shall be forfeited if such Director ceases to serve as a Director of the Company before, the restrictions lapse as provided below.

       RESOLVED, that the restrictions on each award of Restricted Shares shall lapse when the Director has served continuously as a Director of the Company for a period of three years after the award; provided, however, that the restrictions shall lapse earlier if the Director (1) dies or (2) completes the term in which the award was received and is not elected to another term by the shareholders, or (3) in the event of a change in control of the Company as set forth in Appendix A to these resolutions.

       RESOLVED, that Directors shall have all the rights of shareholders with respect to such Restricted Shares, provided that such Restricted Shares, together with any additional shares of the Company that a Director may receive by virtue of any share dividend, merger, reorganization or other change in capital structure, shall be subject to the restrictions set forth above.

       RESOLVED, that the automatic awards of Restricted Shares herein provided for may be referred to as "The Lincoln Non-Employee Directors' Restricted Stock Plan" and shall continue, subject to availability of shares, until such automatic awards are discontinued by resolution of this Board.
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       RESOLVED, that effectiveness of the foregoing resolutions shall be subject to approval of this plan by the Company's shareholders, and such plan shall be subject to Rule 16b-3 under the Securities Exchange Act of 1934 as in effect prior to May 1, 1991 until otherwise determined by this Board or its Compensation Committee.

       RESOLVED, that the plan as set forth above shall be subject to shareholder approval at the 1995 annual meeting, and the notice and proxy material set forth above shall be modified to include the foregoing proposal.

                                   Appendix A
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A "change in control" shall occur upon the happening of any of the following events:

(a) The Company is merged or consolidated or reorganized into or with another company or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such Company or person immediately after such transaction is held in the aggregate by the holders of the then outstanding securities entitled to vote generally in election of the Directors of the Company ("Voting Stock") of the Company immediately prior to such transaction;

(b) The Company sells or otherwise transfers all or substantially all of its assets to any other company or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such Company or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

(c) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding Voting Stock, excluding (i) any person or group of persons who are officers, Directors, or employees of the Company or any subsidiary as of the date hereof or are related by blood or marriage to the descendants of James F. or John C. Lincoln, including any trusts or similar arrangements for any of the foregoing and any foundations established by any of the foregoing and (ii) any underwriter or syndicate of underwriters acting on behalf of the Company in a public offering of the Company's securities and any of their transferees.